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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report: August 19, 1998
(Date of earliest event reported)


NOVASTAR MORTGAGE FUNDING CORPORATION (as depositor under the Trust Agreement, dated as of August 1, 1998, and pursuant to which an Indenture was entered into, providing for, inter alia, the issuance of NovaStar Mortgage Funding Trust, Series 1998-2 Home-Equity Loan Asset-Backed Bonds)


              NovaStar Mortgage Funding Corporation
      (Exact name of registrant as specified in its charter)


          Delaware            333-44099           48-1195807
(State or Other Jurisdiction  (Commission      (I.R.S. Employer
     of Incorporation)        File Number)    Identification No.)


               1901 West 47th Street
                    Suite 105
               Westwood, Kansas                           66205
(Address of Principal Executive Office)                (Zip Code)


Registrant's telephone number, including area code:  (913) 514-3500


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Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits:

               4.3  Servicing Agreement, dated as of August 1,
     1998, among NovaStar Mortgage, Inc., as master servicer, the NovaStar Mortgage Funding Trust, Series 1998-2, as issuer and First Union National Bank, as indenture trustee.

               4.4 Amended and Restated Trust Agreement, dated as of August 1, 1998, between NovaStar Mortgage Funding
     Corporation, as depositor and Wilmington Trust Company, as owner trustee.

               4.5 Indenture, dated as of August 1, 1998, between NovaStar Mortgage Funding Trust, Series 1998-2, as issuer and First Union National Bank, as indenture trustee.

               4.6 Financial Guaranty Insurance Policy, dated as of August 19, 1998, issued by MBIA Insurance Corporation with respect to $315,000,000 aggregate principal amount NovaStar
     Home Equity Loan Asset-Backed Bonds, Series 1998-2.

               4.7  Schedule to International Swap Dealers
     Association, Inc. (ISDA) Standard Form Master Agreement, dated as of August 19, 1998, between Merrill Lynch Capital Services, Inc. and NovaStar Mortgage Funding Trust, Series 1998-2, together with the Guarantee of Merrill Lynch & Co., Inc., Letter of Confirmation re CAP Transaction 98DL2708 and Letter of Confirmation re CAP Transaction 98DL2709.

               4.8 Letter of Confirmation re USD 80,000,000 Interest Rate Cap NY 11432, dated August 5, 1998, from Greenwich Capital Markets, Inc., as agent for NatWest Capital Markets Limited, which itself acts as agent for National Westminster Bank PLC to NovaStar Mortgage Funding Trust, Series 1998-2.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NOVASTAR MORTGAGE FUNDING
                                     CORPORATION


                                   By:  /s/ Scott F. Hartman
                                        Name: Scott F. Hartman
                                        Title: President


Dated: August 27, 1998